Exhibit 99.1

Actelis Networks Announces Reverse Stock Split

FREMONT, California – November 14, 2025 – Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis Networks” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, announced that its Board of Directors has approved a one-for-ten reverse stock split of its common stock that is scheduled to become before trading opens on November 18, 2025. Beginning on November 18, 2025, the Company’s common stock will trade on the Nasdaq Capital Market on a split adjusted basis under a new CUSIP number 00503R 508. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “ASNS.” As previously disclosed, at the Actelis Networks Special Meeting of Stockholders held on November 7, 2025, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors, among other things, to effect a reverse stock split at a ratio in the range of 1-for-7 and 1-for-12 in order to increase the per share price and bid price of the Company’s common stock to regain compliance with the continued listing requirements of Nasdaq and make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

Upon effectiveness of the reverse stock split, every 10 shares of the Company’s outstanding common stock will be converted to one share of common stock. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase common stock.

The reverse stock split will not affect any stockholder’s ownership percentage of the Company’s common stock, except to the extent that the reverse stock split would result in any stockholder owning a fractional share. Fractional shares of common stock will be rounded up to the next whole number. The number of authorized shares of the Company’s common stock will not change, while the number of outstanding shares will be reduced from approximately 17.5 million to approximately 1.75 million.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, VStock Transfer, LLC, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. VStock Transfer, LLC can be reached at (212) 828-8436.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 29, 2025, a copy of which is also available at www.sec.gov or at https://ir.actelis.com/sec-filings under the SEC Filings tab.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com